FOR IMMEDIATE RELEASE	NR10-07

DYNEGY ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

•	First quarter 2010 Adjusted EBITDA of $152 million down 24 percent period-over-period primarily due to reduced contributions from hedging activities and reduced spark spreads

•
First quarter 2010 net income attributable to Dynegy Inc. of $145 million increased from a net loss of $335 million in the first quarter 2009 primarily due to 2009 impairment charges partially offset by larger mark-to-market gains in 2010

•	Capital structure includes liquidity of approximately $2.3 billion

•	Reaffirming 2010 guidance estimates

HOUSTON (May 10, 2010) – Dynegy Inc. (NYSE: DYN) today announced that Adjusted EBITDA for the first quarter 2010 was $152 million, compared to $199 million for the first quarter 2009.  The company also reported net income attributable to Dynegy Inc. of $145 million or $0.24 per diluted share for the first quarter 2010, compared to a net loss of $335 million or $(0.40) per diluted share for the first quarter 2009.  Net income in the first quarter 2010 primarily included mark-to-market gains of $253 million ($152 million after tax).  The net loss in the first quarter 2009 was primarily driven by impairment charges of $438 million ($436 million after tax), which were partially offset by mark-to-market gains of $169 million ($105 million after tax).

A comparison of the company’s first quarter results period-over-period, including items that affected the GAAP measures of net income and net loss, is provided in more detail in the table below and the schedules that accompany this news release.

“While our first quarter results continued to be impacted by lower demand, we view the emerging economic recovery as a precursor to demand growth and potentially more favorable power pricing in the future,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc.  “In the current market environment, certain factors are beyond our control.  We nevertheless demonstrated our commitment to operating and commercializing well during the first quarter, with our diverse natural gas- and coal-fired power plants maintaining strong reliability levels during the quarter.”

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First Quarter Comparative Results

A comparison of the company’s first quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts).  The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy’s business on an ongoing basis.  Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 to our Current Report on Form 8-K filed with the SEC on May 10, 2010, which is available on the company’s website free of charge at www.dynegy.com.  Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.
	3 Months Ended 3/31/2010	3 Months Ended 3/31/2009
Basic Earnings (Loss) Per Share Attributable to Dynegy Inc.	$0.24	$(0.40)
Diluted Earnings (Loss) Per Share Attributable to Dynegy Inc.	$0.24	$(0.40)

Net Income (Loss) Attributable to Dynegy Inc.	$145	$(335)
Add Back:
Income Tax Expense	65	85
Interest Expense	89	98
Depreciation and Amortization Expense	75	92
EBITDA	374	(60)
Plus / (Less):
Impairment charges	37	438
Plum Point Mark-to-Market Gains	(6)	-
Sandy Creek Mark-to-Market Gains	-	(10)
Mark-to-Market Gains, Net	(253)	(169)
Adjusted EBITDA	$152	$199

Power Generation

Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 5,400 megawatts of generation capacity; the West, with approximately 3,700 megawatts of generation capacity; and the Northeast, with approximately 3,300 megawatts of generation capacity.

Adjusted EBITDA from the power generation segments was $185 million for the first quarter 2010, compared to $230 million for the first quarter 2009.

Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income as the most directly comparable GAAP measure.  Operating income from the power generation segments was $365 million for the first quarter 2010, which included mark-to-market gains.  This compares to an operating loss of $109 million for the first quarter 2009, which included impairment charges partially offset by mark-to-market gains.

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The following operational and commercial factors influenced the company’s first quarter 2010 Adjusted EBITDA as compared to the first quarter 2009.

•
Midwest – Adjusted EBITDA decreased 24 percent and production volumes decreased 2 percent.  Energy margin from coal-fired facilities was primarily impacted by the reduced contribution from hedging activities.  Energy margin from combined-cycle facilities was primarily impacted by compressed spark spreads.  These decreases were partially offset by the receipt of a termination payment associated with the early exit from the Kendall tolling contract, as well as higher capacity revenues and a net benefit resulting from the sale of options.  The company’s coal fleet production volumes increased 10 percent primarily due to improved unit availability due to fewer outages.  This was offset by a 49 percent decrease in combined-cycle production volumes that primarily resulted from compressed spark spreads.

•
West – Adjusted EBITDA increased 77 percent and production volumes decreased 4 percent.  Energy margin was primarily impacted by the reduced contribution from hedging activities.  This decrease was offset by a net benefit from selling options.  In addition, Adjusted EBITDA benefited from reduced operating expenses associated with two combined-cycle facilities that were sold in the fourth quarter 2009.

•
Northeast – Adjusted EBITDA decreased 55 percent and production volumes decreased 52 percent.  Energy margin was primarily impacted by compressed spark spreads.  Adjusted EBITDA was also impacted by lower emission sales and the absence of  earnings from the Bridgeport combined-cycle facility, which was sold in the fourth quarter 2009.  These decreases were partially offset by a net benefit resulting from the sale of options.

Adjusted Cash Flow from Operations for generation was $537 million for the three months ended March 31, 2010, while maintenance and environmental capital expenditures were $30 million and $69 million, respectively.  Adjusted Cash Flow from Operations for generation was $258 million for the three months ended March 31, 2009, while maintenance and environmental capital expenditures were $28 million and $82 million, respectively.  The period-over-period increase in Adjusted Cash Flow from Operations for generation reflects increased 2010 cash inflows from the company’s collateral clearing agent primarily due to changes in the value of financial positions, which were significantly impacted in 2010 by lower power prices.  Adjusted Free Cash Flow from the power generation business was $438 million for the three months ended March 31, 2010, compared to $148 million for the three months ended March 31, 2009.

On a GAAP basis, Cash Flow from Operations for generation was $537 million for the three months ended March 31, 2010, and $255 million for the three months ended March 31, 2009.  Net cash used in investing activities was $241 million for the three months ended March 31, 2010.  Net cash used in investing activities was $161 million for the three months ended March 31, 2009.  Net cash provided by financing activities was zero for the three months ended March 31, 2010.  Net cash provided by financing activities was $25 million for the three months ended March 31, 2009.

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Other

Other primarily consists of general and administrative expenses, partially offset by interest income.  General and administrative expenses were $31 million in the first quarter 2010, compared to $38 million in the first quarter 2009.  The period-over-period decrease in general and administrative expenses primarily resulted from the company’s cost reduction program, which was initiated in 2009.  Interest income was less than $1 million in the first quarter 2010, compared to $2 million in the first quarter 2009.  In Other, the company reported a $33 million Adjusted loss before interest, taxes and depreciation and amortization ($34 million operating loss) during the first quarter 2010, compared to an Adjusted loss of $31 million ($37 million operating loss) during the first quarter 2009.

Consolidated Interest Expense and Taxes

The company’s interest expense totaled $89 million for the first quarter 2010, compared to an interest expense of $98 million for the first quarter 2009.  The lower interest expense in the first quarter 2010 was primarily driven by lower outstanding debt balances associated with the paydown of 2011 and 2012 bond maturities and the deconsolidation of PPEA Holding Company, LLC as provided by new accounting standards, effective January 1, 2010.  This was partially offset by the issuance of $235 million of senior unsecured notes in connection with a strategic transaction, as well as higher LIBOR rates on the company’s variable-rate debt.  The income tax expense from continuing operations was $65 million for the first quarter 2010, compared to an income tax expense from continuing operations of $91 million for the first quarter 2009.

Liquidity and Debt

As of March 31, 2010, Dynegy’s liquidity was $2.3 billion.  This consisted of $802 million in cash on hand and marketable securities and $1.5 billion in unused availability under the company’s credit facility.

As of May 3, 2010, liquidity remained at approximately $2.3 billion, which consisted of $746 million in cash on hand and marketable securities and $1.5 billion in unused availability under the company’s credit facility.

As of March 31, 2010, Dynegy’s net debt and other obligations totaled $3.8 billion.  This included net cash on hand and marketable securities of $802 million and restricted cash of $850 million.  Net debt and other obligations now exclude $744 million of project debt as a result of the deconsolidation of PPEA Holding Company, LLC.

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Consolidated Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $458 million for the three months ended March 31, 2010.  There was a cash inflow of $537 million from the power generation business, offset by outflows of $79 million in Other resulting primarily from general and administrative expenses and interest payments, net of interest income.

For the three months ended March 31, 2010, Dynegy’s Adjusted Free Cash Flow was an inflow of $358 million. Capital expenditures included maintenance and environmental capital expenditures of $31 million and $69 million, respectively, the latter of which reflects the company’s continuing investment in environmental upgrades.

For the three months ended March 31, 2009, Dynegy’s Adjusted Free Cash Flow was an inflow of $76 million.  This consisted of Adjusted Cash Flow from Operations of $188 million, offset by maintenance and environmental capital expenditures of $30 million and $82 million, respectively.

On a GAAP basis, Cash Flow from Operations for the three months ended March 31, 2010, and March 31, 2009, was $458 million and $165 million, respectively.  Net cash used in investing activities was $241 million for the three months ended March 31, 2010.  Net cash used in investing activities was $161 million for the three months ended March 31, 2009.  Net cash provided by financing activities was zero for the three months ended March 31, 2010.  Net cash provided by financing activities was $25 million for the three months ended March 31, 2009.

2010 Guidance Estimates

On February 25, 2010, the company provided Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow ranges for 2010.  In today’s news release, the company is reaffirming those ranges, which are:

•	A range of Adjusted EBITDA of $425 million to $550 million;
•	A range of Adjusted Cash Flow from Operations of $(15) million to $110 million; and
•	A range of Adjusted Free Cash Flow of $(360) million to $(235) million. This primarily reflects the significant investment in environmental capital expenditures to reduce emissions.

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The guidance estimates for the most directly comparable measures on a GAAP basis include:

•	A range of Net Loss of $(135) million to $(60) million;
•	A range of Cash Flow from Operations of $(15) million to $110 million;
•	Net Cash used in Investing Activities of $(400) million; and
•	Net Cash provided by Financing Activities of $15 million.

These estimates reflect quoted forward commodity price curves as of April 5, 2010.  These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational and commercial activities.

Investor Conference Call/Web Cast

Dynegy will discuss its first quarter 2010 financial results during an investor conference call and web cast today, May 10, 2010, at 9 a.m. ET/8 a.m. CT.  Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 12,500 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.  DYNC

Certain statements included in this news release are intended as “forward-looking statements.”  These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning financial guidance estimates and anticipated earnings or cash flows.  Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, except as otherwise required by applicable law.

Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates; Dynegy’s capital resources and available liquidity may be negatively impacted by market forces beyond its control, reducing capital available for discretionary or other purposes; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy and impact its ability to continue to satisfy its credit agreement financial covenants; longer-term power market improvements may not occur, and even if they do Dynegy may not be in a position to capitalize on them; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses.  More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and its Current Reports, all of which are available free of charge on Dynegy’s website at www.dynegy.com.  Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2010	2009

Revenues	$858	$904
Cost of sales	(308)	(378)
Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(113)	(115)
Depreciation and amortization expense	(75)	(86)
Goodwill impairments	-	(433)
General and administrative expenses	(31)	(38)
Operating income (loss)	331	(146)

Earnings (losses) from unconsolidated investments	(34)	8
Interest expense	(89)	(98)
Other income and expense, net	1	4
Income (loss) from continuing operations before income taxes	209	(232)

Income tax expense	(65)	(91)
Income (loss) from continuing operations	144	(323)

Income (loss) from discontinued operations, net of tax	1	(14)
Net income (loss)	145	(337)

Less: Net loss attributable to the noncontrolling interests	-	(2)
Net income (loss) attributable to Dynegy Inc.	$145	$(335)

Basic earnings (loss) per share attributable to Dynegy Inc.:
Earnings (loss) from continuing operations (1)	$0.24	$(0.38)
Loss from discontinued operations	-	(0.02)
Basic earnings (loss) per share attributable to Dynegy Inc.	$0.24	$(0.40)

Diluted earnings (loss) per share attributable to Dynegy Inc.:
Earnings (loss) from continuing operations (1)	$0.24	$(0.38)
Loss from discontinued operations	-	(0.02)
Diluted earnings (loss) per share attributable to Dynegy Inc.	$0.24	$(0.40)

Basic shares outstanding	599	841
Diluted shares outstanding	604	843

(1)
A reconciliation of basic earnings (loss) per share from continuing operations attributable to Dynegy Inc. to diluted earnings (loss) per share from continuing operations attributable to Dynegy Inc. is presented below:

	Three Months Ended March 31,
	2010	2009

Income (loss) from continuing operations	$144	$(323)
Less: Net loss attributable to the noncontrolling interests	-	(2)
Income (loss) from continuing operations attributable to Dynegy Inc. for basic and diluted earnings (loss) per share	$144	$(321)

Basic weighted-average shares	599	841

Effect of dilutive securities:
Stock options	5	2
Diluted weighted-average shares	604	843

Earnings (loss) per share from continuing operations attributable to Dynegy Inc.:
Basic	$0.24	$(0.38)

Diluted (2)	$0.24	$(0.38)

(2)
Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three months ended March 31, 2009.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2010
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net income attributable to Dynegy Inc.					$145
Plus / (Less):
Income tax expense (4)					65
Interest expense					89
Depreciation and amortization expense					75
EBITDA (1)	$276	$62	$69	$(33)	$374
Plus / (Less):
Asset impairment (2)	37	-	-	-	37
Plum Point mark-to-market gains (3)	(6)	-	-	-	(6)
Mark-to-market gains, net	(179)	(23)	(51)	-	(253)
Adjusted EBITDA (1)	$128	$39	$18	$(33)	$152

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$260	$45	$60	$(34)	$331
Losses from unconsolidated investments	(34)	-	-	-	(34)
Other items, net	-	-	1	-	1
Depreciation and amortization expense	50	16	8	1	75
EBITDA from continuing operations	276	61	69	(33)	373
EBITDA from discontinued operations (5)	-	1	-	-	1
EBITDA	$276	$62	$69	$(33)	$374

(2)
We recognized a pre-tax charge of approximately $37 million ($23 million after-tax) related to the impairment of Dynegy's investment in PPEA Holding Company, LLC due to the uncertainty and risk surrounding PPEA's financial structure.  This charge is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(3)
We recognized pre-tax income of approximately $6 million ($4 million after-tax) related to the change in fair value of the Plum Point Project interest rate swaps.  This income is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)	Includes a benefit of $16 million related to the release of a reserve for uncertain tax positions upon completion of an audit.

(5)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Income tax expense from discontinued operations	-
Income from discontinued operations, net of tax	$1

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(335)
Plus / (Less):
Income tax expense (5)					85
Interest expense					98
Depreciation and amortization expense					92
EBITDA (1)	$256	$(257)	$(28)	$(31)	$(60)
Plus / (Less):
Impairments (2)	81	260	97	-	438
Sandy Creek mark-to-market gains (3)	-	(10)	-	-	(10)
Mark-to-market losses (gains), net	(169)	29	(29)	-	(169)
Adjusted EBITDA (1)	$168	$22	$40	$(31)	$199

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$206	$(272)	$(43)	$(37)	$(146)
Earnings from unconsolidated investments	-	7	-	1	8
Other items, net	2	-	-	2	4
Net loss attributable to the noncontrolling interests	2	-	-	-	2
Add: Depreciation and amortization expense	51	17	15	3	86
EBITDA from continuing operations	261	(248)	(28)	(31)	(46)
EBITDA from discontinued operations (4)	(5)	(9)	-	-	(14)
EBITDA	$256	$(257)	$(28)	$(31)	$(60)

(2)
We recognized pre-tax charges of approximately $438 million ($436 million after-tax) related to impairments.  These charges consist of pre-tax charges of approximately $433 million ($433 million after-tax) related to impairments of our goodwill and a pre-tax charge of approximately $5 million ($3 million after-tax) related to the impairment of our Bluegrass power generation facility, which was sold in fourth quarter 2009, due to a decline in the fair value as a result of changes in market conditions.  These charges are included in Goodwill impairments and Income (loss) from discontinued operations, net of tax, on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

(3)
We recognized pre-tax income of approximately $10 million ($6 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps.  This income is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$(14)
Depreciation and amortization expense from discontinued operations	(6)
Income tax benefit from discontinued operations	6
Loss from discontinued operations, net of tax	$(14)

(5)	Includes an additional expense primarily due to nondeductible goodwill and $21 million due to a change in state income tax law.

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DYNEGY INC.
SUMMARY CASH FLOW INFORMATION (1)
(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$185	$(33)	$152	$230	$(31)	$199
Interest payments (3)	-	(15)	(15)	-	(30)	(30)
Cash taxes	-	(3)	(3)	-	1	1
Working capital / non-cash adjustments / other changes	352	(28)	324	28	(10)	18
Adjusted Cash Flow from Operations (4)	537	(79)	458	258	(70)	188
Maintenance capital expenditures	(30)	(1)	(31)	(28)	(2)	(30)
Environmental capital expenditures	(69)	-	(69)	(82)	-	(82)
Adjusted Free Cash Flow (4)	$438	$(80)	$358	$148	$(72)	$76

Net cash used in Investing Activities			$(241)			$(161)

Net cash provided by Financing Activities			$-			$25

(1)
This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow.  We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements.  This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.  Such reconciliations of these non-GAAP financial measures to GAAP measures can be found below.

(2)
Adjusted EBITDA is a non-GAAP financial measure.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  Please see Reported Segmented Results of Operations for the three months ended March 31, 2010, and March 31, 2009, for a reconciliation of Adjusted EBITDA to Net income (loss) attributable to Dynegy Inc.

(3)	Three months ended March 31, 2009, includes $2 million of interest payments related to Plum Point.

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
	GEN	OTHER	Total	GEN	OTHER	Total
Cash Flow from Operations	$537	$(79)	$458	$255	$(90)	$165
Legal and regulatory payments	-	-	-	3	1	4
Payment for JV Dissolution	-	-	-	-	19	19
Adjusted Cash Flow from Operations	537	(79)	458	258	(70)	188
Maintenance capital expenditures	(30)	(1)	(31)	(28)	(2)	(30)
Environmental capital expenditures	(69)	-	(69)	(82)	-	(82)
Adjusted Free Cash Flow	$438	$(80)	$358	$148	$(72)	$76

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DYNEGY INC.
OPERATING DATA

	Three Months Ended March 31,
	2010	2009
GEN - MW
Million Megawatt Hours Generated	6.4	6.5
In Market Availability for Coal Fired Facilities (1)	94%	86%
Average Capacity Factor for Combined Cycle Facilities (2)	16%	30%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$42	$39
Commonwealth Edison (NI Hub)	$42	$40
PJM West	$52	$55
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$9	$11

GEN - WE
Million Megawatt Hours Generated (5)	1.4	1.5
Average Capacity Factor for Combined Cycle Facilities (2)	58%	26%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$47	$40
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$7	$6

GEN - NE
Million Megawatt Hours Generated	1.5	3.1
In Market Availability for Coal Fired Facilities (1)	92%	97%
Average Capacity Factor for Combined Cycle Facilities (2)	28%	48%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$57	$62
New York - Zone A	$40	$47
Mass Hub	$55	$59
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$0	$10
Mass Hub	$9	$15
Fuel Oil	$(72)	$(9)

Average Natural Gas Price - Henry Hub ($/MMBtu) (6)	$5.15	$4.58

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)
Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(5)
Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three months ended March 31, 2010, and March 31, 2009, respectively.

(6)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.

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DYNEGY INC.
2010 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin (2)	$585	$680	$245	$255	$225	$245	$1,055	$1,180	$-	$-	$1,055	$1,180
Operating Expenses	(215)	(215)	(115)	(115)	(165)	(165)	(495)	(495)	-	-	(495)	(495)
General and Administrative Expense	-	-	-	-	-	-	-	-	(150)	(150)	(150)	(150)
Other Items, Net	-	-	-	-	-	-	-	-	15	15	15	15
Adjusted EBITDA (2)	$370	$465	$130	$140	$60	$80	$560	$685	$(135)	$(135)	$425	$550

2010 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN		OTHER		Total
Adjusted EBITDA (2)	$560	$685	$(135)	$(135)	$425	$550
Cash Interest Payments	-	-	(380)	(380)	(380)	(380)
Cash Tax Payments	-	-	(5)	(5)	(5)	(5)
Working Capital / Other Changes	(60)	(60)	5	5	(55)	(55)
Adjusted Cash Flow from Operations (4)	500	625	(515)	(515)	(15)	110
Maintenance Capital Expenditures	(110)	(110)	(10)	(10)	(120)	(120)
Environmental Capital Expenditures	(200)	(200)	-	-	(200)	(200)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow (4)	$165	$290	$(525)	$(525)	$(360)	$(235)

Net Cash Used in Investing Activities					$(400)	$(400)

Net Cash Provided by Financing Activities					$15	$15

(1)
2010 estimates are based on quoted forward commodity price curves using a $4.73/MMBtu gas price as of April 5, 2010.  Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2010 and forward adjusted EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)
EBITDA, Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  Reconciliations of consolidated EBITDA and Adjusted EBITDA to Net Loss attributable to Dynegy Inc. and Adjusted Gross Margin to Operating Income (loss) are presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating Income (loss) as the most directly comparable GAAP measure.  Accordingly, a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (loss) on a segment level is also presented below.

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total

Operating Income (Loss)	$205	$300	$65	$75	$45	$65	$315	$440	$(165)	$(165)	$150	$275
Losses From Unconsolidated Investments	(35)	(35)	-	-	-	-	(35)	(35)	-	-	(35)	(35)
Other Items, Net	-	-	-	-	-	-	-	-	15	15	15	15
Add: Depreciation and Amortization Expense	215	215	65	65	35	35	315	315	15	15	330	330
EBITDA	$385	$480	$130	$140	$80	$100	$595	$720	$(135)	$(135)	$460	$585
Plus / (Less):
Asset impairment	40	40	-	-	-	-	40	40	-	-	40	40
Plum Point Mark-to-Market Gains	(5)	(5)	-	-	-	-	(5)	(5)	-	-	(5)	(5)
Mark-to-Market Gains, net	(50)	(50)	-	-	(20)	(20)	(70)	(70)	-	-	(70)	(70)
Adjusted EBITDA	$370	$465	$130	$140	$60	$80	$560	$685	$(135)	$(135)	$425	$550

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin	$585	$680	$245	$255	$225	$245	$1,055	$1,180	$-	$-	$1,055	$1,180
Mark-to-Market Gains	50	50	-	-	20	20	70	70	-	-	70	70
Operating Expenses	(215)	(215)	(115)	(115)	(165)	(165)	(495)	(495)	-	-	(495)	(495)
Depreciation and Amortization Expense	(215)	(215)	(65)	(65)	(35)	(35)	(315)	(315)	(15)	(15)	(330)	(330)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(150)	(150)	(150)	(150)
Operating Income (Loss)	$205	$300	$65	$75	$45	$65	$315	$440	$(165)	$(165)	$150	$275

	Total
Net Loss attributable to Dynegy Inc.	$(135)	$(60)
Add Back:
Income Tax Benefit	(110)	(60)
Interest Expense	375	375
Depreciation and Amortization Expense	330	330
EBITDA	$460	$585
Plus / (Less):
Asset Impairment	40	40
Plum Point Mark-to-Market Gains	(5)	(5)
Mark-to-Market Gains, net	(70)	(70)
Adjusted EBITDA	$425	$550

(3)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

(4)
Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on May 10, 2010, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN		OTHER		Total
Cash Flow and Adjusted Cash Flow From Operations	$500	$625	$(515)	$(515)	$(15)	$110
Maintenance Capital Expenditures	(110)	(110)	(10)	(10)	(120)	(120)
Environmental Capital Expenditures	(200)	(200)	-	-	(200)	(200)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow	$165	$290	$(525)	$(525)	$(360)	$(235)

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